Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-141068) pertaining to the MPB Corporation Employees’ Savings Plan of The Timken Company of our report dated June 28, 2011, with respect to the financial statements and schedule of the MPB Corporation Employees’ Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2010.

/s/ Ernst & Young LLP

Cleveland, Ohio

June 28, 2011